UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 12, 2025
FEDERAL HOME LOAN BANK OF BOSTON
(Exact name of registrant as specified in its charter)

Federally chartered corporation of the United States	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 Boylston Street
Boston, MA 02199
(Address of principal executive offices, including zip code)
(617) 292-9600
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On December 12, 2025, the Federal Home Loan Bank of Boston’s (the Bank’s) board of directors (the Board) declared three individuals elected in the Bank’s 2025 election of directors (the Annual Director Election), with a term to begin January 1, 2026, and end December 31, 2029. The Board is constituted of member and independent directors who are elected by the Bank’s members, as discussed under Item 10 — Directors, Executive Officers, and Corporate Governance of the Bank’s 2024 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2025 (the 2024 Annual Report).

These elections took place in accordance with the rules governing the election of Federal Home Loan Bank directors specified in the Federal Home Loan Bank Act of 1932 (the Act) and the related regulations (the Applicable Regulations) of the Federal Housing Finance Agency (FHFA), the Bank’s primary regulator. For a description of the Bank’s director election process, see Item 10 — Directors, Executive Officers, and Corporate Governance of the 2024 Annual Report.

The Board declared the following individuals elected as member directors (the Member Directors-elect):

•David J. Rotatori, president and chief executive officer of Ion Bank in Naugatuck, Connecticut, elected to fill a member directorship designated for the State of Connecticut;

•William M. Parent, chief strategy officer of bankESB in Easthampton, Massachusetts, elected to fill a member directorship designated for the Commonwealth of Massachusetts; and

•M. Susan Elliott, director of Needham Bank in Needham, Massachusetts, elected to fill a member directorship designated for the Commonwealth of Massachusetts.

Since Mr. Rotatori was the only nominee for the Connecticut member directorship, the Bank issued a Current Report on Form 8-K on August 29, 2025 (after the nomination period closed), announcing that Mr. Rotatori had been “deemed” elected, as provided in the Applicable Regulations.

The Board has not yet determined on which committees the Directors-elect will serve in 2026. The Bank expects to compensate the Directors-elect under the 2026 Director Compensation Policy, disclosed in a Current Report on Form 8-K on October 30, 2025.

Pursuant to the Applicable Regulations, the Bank’s member directors serve as officers or directors of Bank members. The Bank is a cooperative and conducts business primarily with its members, which are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. Subject to the Act and the Applicable Regulations, the Bank may conduct business with members whose officers or directors serve on the Board, including:

•extending credit in the ordinary course of business to such members, on market terms that are no more favorable to such members than the terms of comparable transactions with other members;

•purchasing short- and long-term investments, at market rates, from such members or their affiliates;

•entering into interest-rate-exchange agreements on market terms with affiliates of such members as counterparties; and

•providing affordable housing benefits in conjunction with such members, or affiliates of such members, on terms and conditions that are no more favorable to such members than the terms and conditions of comparable transactions with other members.

All of the foregoing transactions are made in the ordinary course of the Bank’s business and are subject to the same Bank policies as transactions with the Bank’s members, housing associates, and third parties generally. For further information, see Item 13 — Certain Relationships and Related Transactions, and Director Independence of the 2024 Annual Report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Director Election was conducted online. No in-person meeting of the members was held in connection with the Annual Director Election. The Board declared the results final on December 12, 2025, as described in Item 5.02 of this Current Report.

Member Director Elections

As discussed in Item 5.02 of this Current Report, the Bank conducted an election for two member directors in Massachusetts. The following is a tally of the vote for those directorships:

Massachusetts (MA)
	Number of MA Members Voting in Election (Total Ballots Received)	88
	Percent of MA Members Voting in Election	43.35%
	Total Number of Eligible Votes in MA (Potential for two Positions)	10,871,792

Name	Member	Number of Votes Received
John A. Battaglia	President & Chief Executive Officer The Cooperative Bank, Roslindale, MA	1,099,524
James M. Dunphy	President & Chief Executive Officer South Shore Bank, Weymouth, MA	383,538
M. Susan Elliott (elected)	Director Needham Bank, Needham, MA	1,551,563
Margaret McIsaac	President & Chief Executive Officer Bluestone Bank, Raynham, MA	1,337,833
William M. Parent (elected)	Chief Strategy Officer bankESB, Easthampton, MA	1,511,093
Jafara Turay	President & Chief Executive Officer Massachusetts Housing Investment Corporation, Boston, MA	107,601

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 12, 2025	Federal Home Loan Bank of Boston
By:/s/ Frank Nitkiewicz
Frank Nitkiewicz
Executive Vice President, Chief Operating Officer and Chief Financial Officer